Exhibit 10.44

SIXTH AMENDMENT TO LEASE

THIS SIXTH AMENDMENT ("the Amendment") made as of July 6, 2005, by and between MSNW CONTINENTAL ASSOCIATES, LLC, a Delaware limited liability company with an office at 67 Park Place East, 8th Floor, Morristown, New Jersey 07960 ("Lessor") and DOV PHARMACEUTICAL, INC., a Delaware corporation, located at 433 Hackensack Avenue, Hackensack, New Jersey 07601 ("Lessee").

WITNESSETH:

WHEREAS, Lessor’s predecessor-in-interest and Lessee entered into a lease dated May 24, 1999, as modified by a First Amendment to Lease dated July 31, 2000 (the “First Amendment”) a Second Amendment to lease dated July 30, 2002 (the “Second Amendment”), a Third Amendment to lease dated February 12, 2003 (the “Third Amendment”), a Fourth Amendment to lease dated March ___, 2004 (the “Fourth Amendment”), and a Fifth Amendment to Lease dated November 15, 2004 (the “Fifth Amendment”) (the lease, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment is hereinafter referred to as the “Lease”), whereby Lessee is currently in possession of two separate premises on the lobby level, one containing approximately 7,185 gross rentable square feet of space and the other containing approximately 4,420 gross rentable square feet of space respectively (the “Lobby Premises”), approximately 4,099 gross rentable square feet on the twelfth (12th) floor (the “12th Floor Premises”) and two separate premises on the sixth (6th) floor, one containing approximately 1,951 gross rentable square feet of space and the other containing approximately 1,330 rentable square feet of space respectively (collectively, the “6th Floor Premises”) (the 12th Floor Premises and the 6th Floor Premises are collectively referred to herein as the "Surrender Premises") in the building known as 433 Hackensack Avenue, Hackensack, New Jersey (the "Building"); and

WHEREAS, Lessee desires to surrender to Lessor, as of the Surrender Date (as hereinafter defined), the Surrender Premises and relocate to other premises within the building known as 411 Hackensack Avenue, Hackensack, New Jersey (the “411 Building”); and

WHEREAS, the parties hereto desire to amend the Lease in accordance with this Amendment.

NOW, THEREFORE, Lessor and Lessee agree as follows:

1. For purposes of this Amendment, capitalized terms have the meanings ascribed to them in the Lease unless otherwise defined herein.

2. Lessor and Lessee hereby acknowledge and agree that, subject to paragraph 9 of the Fifth Amendment, the Termination Date of the Lease, as amended by this Amendment, is June 30, 2008.

3. For purposes of this Amendment, the "Surrender Date" shall be 11:59 p.m. on the day immediately preceding the Effective Date (as hereinafter defined).

4. Effective as of the Surrender Date, Lessee hereby surrenders to Lessor all of its right, title and interest under the Lease in and to the Surrender Premises, it being understood and agreed that all of Lessee's estate under the Lease in and to the Surrender Premises shall be wholly terminated and extinguished as of the Surrender Date; and Lessor hereby accepts from Lessee as of the Surrender Date, such surrender of all of Lessee's right, title and interest under the Lease in and to the Surrender Premises.

5. Lessee hereby agrees that effective as of the Surrender Date, the Surrender Premises shall be surrendered to Lessor, broom clean, vacant, unleased and free and clear of all rights of occupancy by others, and in the condition required by the Lease. Lessee represents and covenants to Lessor that nothing has been done or suffered and nothing will be done or suffered whereby the estate of Lessee in and to the Surrender Premises or any portion thereof, has been or will be encumbered in any way whatsoever; that Lessee has the legal right to surrender same; and that no one other than Lessee, has acquired or will acquire by, through or under Lessee, any right, title or interest in or to the Surrender Premises or any portion thereof.

Notwithstanding any provisions of this Amendment to the contrary, Lessee agrees that Lessee shall remain liable for the payment of Fixed Basic Rent and Additional Rent relating to the Surrender Premises, including any retroactive adjustments or escalation charges thereto which may be payable pursuant to the terms and provisions of the Lease, on account of the Surrender Premises for the period up to and including the Surrender Date. Effective as of the Surrender Date, provided Lessee complies with the obligations set forth in the first subparagraph of this Section 5 and subject to it’s continuing obligations set forth in the second subparagraph of this Section 5, Lessee shall be released from all other obligations with respect to the Surrender Space.

6. Effective as of June 15, 2005 (the "Effective Date") Lessee shall lease from Lessor 16,264 gross rentable square feet on the ninth (9th) floor (the "Expansion Premises") in the 411 Building which Expansion Premises are shown on Exhibit A annexed hereto and made a part hereof. Reference Page Paragraphs (5) and (7) of the Lease shall be deemed modified accordingly.

7. From and after the Effective Date, the following shall apply with respect to the Expansion Premises:

(a) Paragraph (8) of the Reference page (“Electric Rent Inclusion Factor”) shall be deemed deleted and replaced as follows:

(8) Lessee Electric: Twenty-Four Thousand Three Hundred Ninety-Six and 00/100 Dollars ($24,396.00) per year, which shall be payable in addition to (and not included in) Annual Fixed Basic Rent.

(b) Any and all references in the Lease to “Electric Rent Inclusion Factor” shall be replaced by “Lessee Electric”. All references to increasing or decreasing the Term Fixed Basic Rent as a result of changes in the Electric Rent Inclusion Factor shall be changed to refer to increasing or decreasing the Lessee Electric. No change in the method of measuring Lessee’s electrical consumption, as a result of Lessor no longer redistributing electricity to the Premises, as provided in Paragraph 24(E), separately metering electrical consumption, as provided in Paragraph 24(J), or any other provision in the Lease, shall affect Term Fixed Basic Rent or Monthly Fixed Basic Rent, but may affect the amount of Lessee Electric. Lessee Electric shall be paid in monthly installments of Two Thousand Thirty-Three and 00/100 Dollars ($2,033.00), at the same time and in the manner as Monthly Fixed Basic Rent. Lessee Electric is an estimated amount subject to adjustment as provided in Paragraph 24(B) of the Lease. Paragraphs 24(B)(iii) and (iv) of the Lease shall be deleted and replaced as follows:

(iii) Lessee agrees that an independent electrical engineering consultant selected by Lessor shall from time to time make a survey of the electric power demand of the electric lighting fixtures and the electric equipment of Lessee used in the Premises to determine the average monthly electric consumption thereof, said survey to be at Lessee’s expense. Lessor reserves the right to estimate Lessee’s electric consumption until such a survey is made. The estimate will be based on One and 50/100 Dollars ($1.50) per square foot per year of the rentable area of the Expansion Premises and Lessee agrees to pay Lessor Twenty-Four Thousand Three Hundred Ninety-Six and 00/100 Dollars ($24,396.00) per year (“Lessee Electric”), payable in equal monthly installments of Two Thousand Thirty-Three and 00/100 Dollars ($2,033.00) per month as Additional Rent. Lessee Electric is not included in Annual Fixed Basic Rent. The aforesaid survey shall take into account, among other things, any special electrical requirements of the Lessee and use by Lessee of electrical energy at times other than during Building Hours on Business Days. Unless objected to by Lessee in accordance with the terms and conditions of paragraph 24(B) of the Lease, the finding of such engineer or consultant as to the proper Lessee Electric based on such average monthly electric consumption shall be conclusive and the Lessee Electric shall be revised to twelve (12) times the average monthly electric determined by the survey, effective as of the first day of the month following the month in which the survey is completed;

(iv) If the Electric Rates (as hereafter defined) on which the initial determination of the consultant was based shall be increased or decreased, than the Lessee Electric shall be increased or decreased in the amount equal to the change in Lessor’s cost of supplying electrical current to the Premises resulting from such rate change, retroactive if necessary, to the date of such increase or decrease in such Electric Rates.

(c) Paragraph 22 of the Lease shall be amended to provide that Lessee shall pay the sum of One Hundred and 00/100 dollars ($100.00) per hour for use of HVAC beyond Building Hours, plus the additional percentage increase over the Base Utility Rate as set forth in the Lease. In no event shall Lessee pay less than the sum of $100.00 per hour for such overtime use.

(d) Paragraph (12) of the Reference Page is hereby amended in its entirety to read as follows:

(12) A total of 64 spaces, of which 24 shall be in the covered parking area described in Section 38 below.

(e) Lessee’s Percentage is 2.76% and Paragraph 10 of the Reference Page shall be amended accordingly.

(f) Term Fixed Basic Rent shall be payable in advance on the first day of each month of the Term as follows:

Period	Annual Fixed Basic Rent	Monthly Fixed Basic Rent

June 15, 2005 - June 30, 2006	$439,128.00	$36,594.00

July 1, 2006- June 30-2007	$447,260.00	$37,271.67

July 1, 2007- June 30, 2008	$455,392.00	$37,949.33

Reference Page Section (9) of the Lease shall be deemed amended accordingly.

(g) The Base Year for all Base Period Costs shall be calendar year 2005, and Reference Page Sections 2(A), (B) and (C) of the Lease shall be deemed amended accordingly.

8. From and after the Effective Date, the following shall apply with respect to the Lobby Premises:

(a) Paragraph (8) of the Reference page (“Electric Rent Inclusion Factor”) shall be deemed deleted and replaced as follows:

(8) Lessee Electric: Seventeen Thousand Four Hundred Seven and 50/100 Dollars ($17,407.50) per year, which shall be payable in addition to (and not included in) Annual Fixed Basic Rent.

(b) Any and all references in the Lease to “Electric Rent Inclusion Factor” shall be replaced by “Lessee Electric”. All references to increasing or decreasing the Term Fixed Basic Rent as a result of changes in the Electric Rent Inclusion Factor shall be changed to refer to increasing or decreasing the Lessee Electric. No change in the method of measuring Lessee’s electrical consumption, as a result of Lessor no longer redistributing electricity to the Premises, as provided in Paragraph 24(E), separately metering electrical consumption, as provided in Paragraph 24(J), or any other provision in the Lease, shall affect Term Fixed Basic Rent or Monthly Fixed Basic Rent, but may affect the amount of Lessee Electric. Lessee Electric shall be paid in monthly installments of One Thousand Four Hundred Fifty and 63/100 Dollars ($1,450.63), at the same time and in the manner as Monthly Fixed Basic Rent. Lessee Electric is an estimated amount subject to adjustment as provided in Paragraph 24(B) of the Lease. Paragraphs 24(B)(iii) and (iv) of the Lease shall be deleted and replaced as follows:

(iii) Lessee agrees that an independent electrical engineering consultant selected by Lessor shall from time to time make a survey of the electric power demand of the electric lighting fixtures and the electric equipment of Lessee used in the Lobby Premises to determine the average monthly electric consumption thereof, said survey to be at Lessee’s expense. Lessor reserves the right to estimate Lessee’s electric consumption until such a survey is made. The estimate will be based on One and 50/100 Dollars ($1.50) per square foot per year of the rentable area of the Premises and Lessee agrees to pay Lessor Seventeen Thousand Four Hundred Seven and 50/100 Dollars ($17,407.50) per year (“Lessee Electric”), payable in equal monthly installments of One Thousand Four Hundred Fifty and 63/100 Dollars ($1,450.63) per month as Additional Rent. Lessee Electric is not included in Annual Fixed Basic Rent. The aforesaid survey shall take into account, among other things, any special electrical requirements of the Lessee and use by Lessee of electrical energy at times other than during Building Hours on Business Days. The finding of such engineer or consultant as to the proper Lessee Electric based on such average monthly electric consumption shall be conclusive and the Lessee Electric shall be revised to twelve (12) times the average monthly electric determined by the survey, effective as of the first day of the month following the month in which the survey is completed;

(iv) If the Electric Rates (as hereafter defined) on which the initial determination of the consultant was based shall be increased or decreased, than the Lessee Electric shall be increased or decreased in the amount equal to the change in Lessor’s cost of supplying electrical current to the Premises resulting from such rate change, retroactive if necessary, to the date of such increase or decrease in such Electric Rates.

(c) Paragraph 22 of the Lease shall be amended to provide that Lessee shall pay the sum of One Hundred and 00/100 dollars ($100.00) per hour for use of HVAC beyond Building Hours, plus the additional percentage increase over the Base Utility Rate as set forth in the Lease. In no event shall Lessee pay less than the sum of $100.00 per hour for such overtime use.

(d) Paragraph (12) of the Reference Page is hereby amended in its entirety to read as follows:

(12) A total of 46 spaces, of which 33 shall be in the covered parking area described in Section 38 below.

(e) Lessee’s Percentage is 2.0% and Paragraph 10 of the Reference Page shall be amended accordingly.

(f) Term Fixed Basic Rent shall be payable in advance on the first day of each month of the Term as follows:

Period	Annual Fixed Basic Rent	Monthly Fixed Basic Rent

June 15, 2005 - June 30, 2006	$313,335.00	$26,111.25

July 1, 2006- June 30-2007	$319,137.50	$26,594.79

July 1, 2007- June 30, 2008	$324,940.00	$27,078.33

Reference Page Section (9) of the Lease shall be deemed amended accordingly.

9. Lessee has inspected the Relocated Premises and Relocated Building, and is thoroughly acquainted with their respective conditions and agrees to take same "AS IS". Lessee acknowledges that the taking of the Relocated Premises by Lessee shall be conclusive evidence that the Relocated Premises and the Relocated Building were in good and satisfactory condition at the time possession of the Relocated Premises were so taken.

10. Lessee represents and warrants to the Lessor that Lessee has not dealt with any broker in bringing about this Amendment other than GVA Williams. Lessee agrees to indemnify and hold Lessor harmless from any and all claims of any broker and expenses in connection therewith arising out of or in connection with the negotiation of or the entering into this Amendment by Lessor and Lessee.

11. Lessee represents, warrants and covenants that, to the best of Lessee’s knowledge, Lessor is not in default under any of its obligations under the Lease and that, to the best of Lessee's knowledge, Lessee is not in default of any of its obligations under the Lease, and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by either Lessor or Lessee thereunder.

12. Paragraph 44 of the Lease is amended to provide the following addresses for notices to Lessor:

MSNW Continental Associates, LLC
411 Hackensack Avenue
Hackensack, New Jersey 07601
Attention: Property Manager

with copies to:    MSNW Continental Associates, LLC
c/o Normandy Real Estate Management, LLC
1776 On the Green

67 Park Place East, 8th Floor
Morristown, New Jersey 07960
Attention: General Counsel

13. Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof (including, without limitation, paragraph 9 of the Fifth Amendment) shall remain in full force and effect and are hereby ratified and affirmed.

14. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and except as otherwise provided in the Lease as modified by this Amendment, their respective assigns. In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein shall supersede and control the obligations and liabilities of the parties.

15. The submission of this Amendment for examination does not constitute a reservation of, or option for, the Premises, and this Amendment becomes effective only upon execution and delivery thereof by Lessor and Lessee.

[Signature Page to Follow]

IN WITNESS WHEREOF, Lessor and Lessee have executed this Amendment as of the date and year first above written, and acknowledge to each other that they possess the requisite authority to enter into this transaction and to sign this Amendment.

ATTEST: By: ________________ Name: ______________ Title: _______________ WITNESS: By: /s/ Susan M. Gately Name:Susan M. Gately Title: VP of Finance
LESSEE:

DOV PHARMACEUTICAL, INC.

By: /s/ Arnold Lippa
Name:  Arnold Lippa
Its: Chief Executive Officer

LESSOR:

MSNW CONTINENTAL ASSOCIATES, LLC, a Delaware limited liability company

BY: MSNW CONTINENTAL ACQUISITION, LLC, a Delaware limited liability company, its sole member

BY: NORMANDY CONTINENTAL ADMINISTRATOR II, LLC, a Delaware limited liability company, its Administrator

BY: /s/ Frank Mancini
             Frank Mancini
             Vice President

EXHIBIT A

EXPANSION PREMISES